UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue Arlington, MA	02476
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2026, KALA BIO, Inc. (“Kala” or the “Company”) entered into an Exclusive Distribution and Reseller Agreement (the “Agreement”) with Virotek, Inc. (“Virotek”), a Wyoming corporation. The following is a summary of the material terms of the Agreement and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

Pursuant to the Agreement, Virotek has appointed Kala as the sole and exclusive distributor and reseller of a genetic testing and screening program for opththamology in the United States for the term of the Agreement. This exclusive appointment is conditioned on Kala achieving the specific milestone set out in Exhibit B of the Agreement on September 3, 2027. If Kala fails to meet this milestone, subject to a 30-day cure period, the appointment converts from exclusive to non-exclusive.

The Program initially covers genetic testing and clinical screening for ophthalmology, but the parties may expand into additional verticals by mutual written agreement. Kala is responsible for all commercial development of the Program, while Virotek is responsible for delivery and administration of the Program. Before any reseller may market or order the Program, Kala must cause the reseller to be bound by a written agreement on terms approved by Virotek.

Net profit is split equally between Virotek and Kala after the cost of goods sold is recovered in full by Virotek. The split may be prospectively varied by mutual written agreement and shall be reviewed monthly. When a white label opportunity arises, the applicable economics are to be agreed by the parties in good faith prior to launch.

Virotek has granted Kala a right of first refusal on any proposed sale, exclusive license, or other disposition by Virotek to a third party of any Opthalmological Product. Kala has at least 30 days to exercise the right.

The Agreement has an initial term of five years commencing September 3, 2026, and is renewable on agreed upon terms for successive periods by written mutual agreement at least 180 days before expiration. Either party may terminate the Agreement immediately upon written notice if: (a) the other party commits a material breach that remains uncured for 30 days after notice; (b) the other party becomes insolvent or enters bankruptcy proceedings; or (c) the other party loses a required license, accreditation, or Nasdaq listing required to perform its obligation that is not restored within 60 days.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations regarding the potential benefits of the Agreement, the Company’s ability to achieve the milestone, and the potential expansion into additional verticals. Actual results may differ materially from those contemplated by these forward-looking statements due to, among other things, the risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*#	Exclusive Distribution and Reseller Agreement, dated September 3, 2026, by and between KALA BIO, Inc. and Virotek Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K because the omitted information is not material and is the type of information that the Company treats as private or confidential. The Company agrees to furnish an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.
#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: September 10, 2026	By:	/s/ Avi Minkowitz
Avi Minkowitz
Chief Executive Officer

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